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Subsidiaries of the Company (as of March 2, 1994)             Exhibit 22

                                                           Percentage of
                                          Jurisdiction of Securities Owned
         Name                              Incorporation    By the Company
Alfa Costruzioni Mecchaniche SpA             Italy              85%
   Omega SRL (in liquidation)                Italy              80%






Allied Industrial Distributors               California        100%
A-T-O Inc.                                   Delaware          100%
"Automatic" Sprinkler Corporation of America Ohio              100%
ASCOA "Automatic" Sprinkler Nederland B.V.   Netherlands       100%
  "Automatic" Sprinkler Belgium              Belgium           100%
Carter Controls (U.K.) Ltd.                  United Kingdom    100%
Carter Controls Gmbh                         Germany           100%






CASI-RUSCO Europe S.A.R.L.                   France            100%
   Logan Fenamec (France) S.A.R.L.           France            100%
CASI-RUSCO Inc.                              Florida           100%
CASI-RUSCO Inc.                              Texas             100%
Chemetronics Caribe, Inc.                    Delaware          100%
Economy Engineering Company                  Illinois          100%
Figgie Acceptance Corporation                Delaware          100%
  Cannon Bumpers, Inc.                       Texas             100%
  Colonial Customs, Inc.                     Texas             100%
  Sooner Hotel Corporation                   Delaware          100%
  X.Z. Acquisition Corporation               Delaware          100%
Figgie Asia Pte. Ltd.                        Singapore         100%
Figgie Canadian Holdings Ltd.                Canada-Federal    100%
  Adirondack-Sherwood Inc.                   Quebec            100%
   Sherwood-Drolet Corp. Ltd.                Canada-Federal    100%
  Figgie Canada Inc.                         Canada-Federal    100%
  Thermometer Corporation of Canada Ltd.     Ontario           100%
Figgie Communications Inc.                   Ohio              l00%
Figgie de Costa Rica, S.A.                   Costa Rica        100%
Figgie do Brasil Industria e Commercio Ltda. Brazil            100%
Figgie Foreign Sales Corporation             Virgin Islands    100%
Figgie de Mexico, S.A. de C.V.               Mexico            100%
Figgie (G.B.) Limited                        United Kingdom    100%
  Figgie Material Handling Products (U.K.) LimitedUnited Kingdom100%
  Figgie Packaging Systems Limited           United Kingdom    100%
  Fred Perry Sportswear (U.K.) Limited       United Kingdom    100%






   Wimbledon Shirt Company Limited           United Kingdom    100%
   Fred Perry Sportswear GmbH                Germany           100%
  Logan Fenamec (U.K.) Limited               United Kingdom    100%
Figgie International de Mexico S.A. de C.V.  Mexico            100%
Figgie International (H.K.) Ltd.             Hong Kong         l00%
Figgie International Real Estate Inc.        Delaware          100%
  Cafig Inc.                                 Delaware          100%
  Dusk Corporation                           Delaware          100%
  Quire Corp.                                Delaware          100%
Figgie Investment Trustee Ltd.               United Kingdom     50%
Figgie Leasing Corporation                   Delaware          100%
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Subsidiaries of the Company (as of March 2, 1994)    Exhibit 22


                                                           Percentage of
                                          Jurisdiction of Securities Owned
         Name                              Incorporation    By the Company

Figgie Licensing Corporation                 Delaware          100%
Figgie Packaging Systems Pty. Ltd.           Australia         100%
Figgie Pension Trustee Ltd.                  United Kingdom     50%
Figgie Properties Inc.                       Delaware          l00%
  Chagrin Highlands Inc.                     Ohio              100%
  Cudahy Self Storage, Inc.                  Wisconsin         100%
  FGPI-1 Inc.                                Florida           100%
  Virginia Center Inc.                       Virginia          l00%
Figgie Security, Inc.                        Florida           100%
Logan/Glidepath Company                      Kansas             80%
Interstate Electronics Corporation           California        l00%
Kohol Incorporated                           Ohio               51%
Logan Glidepath Australia Pty. Ltd.          South Australia   100%






  Logan-Fenamec (N.Z.) Ltd.                  New Zealand       100%
Logan Fenamec Transporttechnik GmbH          Germany           100%
  Astro-Pneumatic GmbH                       Germany            90%
Logan Glidepath New Zealand Limited          New Zealand        75%
  Glidepath (U.K.) Limited                   United Kingdom    100%
  Glidepath Australia Pty Limited (in liquidation)Australia    100%
  Glidepath Asia Pte Limited (in liquidation)Singapore         100%
Logan Transportteknik Sweden AB              Sweden            100%
Maquiladora TCA de Juarez, S.A. de C.V.      Mexico            100%
Medcenter Management Services, Inc.          Ohio              100%
Mojonnier de Mexico S de R.L. de C.V.        Mexico             49%
Mojonnier do Brazil Industria e
  Commercio de Equipamentos Ltda.            Brazil            100%
Oden Corporation                             New York           49%
W. Payne & Company Limited                   United Kingdom    l00%
Fred Perry Sportswear Limited                United Kingdom    100%
  FP Sportswear B.V.                         Netherlands       100%
Fred Perry Sportswear Inc.                   Delaware          100%
Fred Perry Sportswear U.K. Inc.              New York          100%






Rawlings Sporting Goods Company              Missouri          100%
  Rawlings Japan Co., Ltd. (in liquidation)  Japan             100%
Safeguard Industrial Corporation             Delaware          100%
SP/Sheffer International Inc.                Ohio              100%
Talon-Snorkel Limited                        New Zealand       100%
Talon/Snorkel Pty Limited                    Australia         100%
Waite Hill Holdings Inc.                     Delaware          l00%
  Colony Insurance Company                   Virginia          l00%
   Cardinal Casualty Co.                     Ohio              l00%
  Hamilton Insurance Company                 Virginia          100%
  Waite Hill Assurance Ltd.                  Bermuda           l00%
  Waite Hill Services, Inc.                  Delaware          l00%
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